Exhibit 99.1

BurgerFi to Report Second Quarter 2021 Financial Results on August 12, 2021

PALM BEACH, Fla., August 5, 2021 – BurgerFi International Inc. (NASDAQ: BFI, BFIIW) (“BurgerFi” or the “Company”), one of the nation’s fastest-growing premium fast-casual concepts, Fast Casuals’ #1 Brand of the year for 2021 in the Top 100 Movers and Shakers list and the top fast casual better burger chain in USA Today’s 10Best Readers’ Choice award winner for 2021 will report financial results for the second quarter ended June 30, 2021 on Thursday, August 12, 2021 before market hours. Management will host a conference call at 8:30 a.m. Eastern time on the same day to discuss the results.

The conference call will be broadcast live and available for replay on the Company’s Investor Relations website at ir.burgerfi.com. Participants can also access the call using the dial-in details below.

Date: Thursday, August 12, 2021

Time: 8:30 a.m. Eastern time

Toll-free dial-in number: (833) 693-0539

International dial-in number: (661) 407-1580

Conference ID: 1766455

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact ICR at (646) 430-2216.

About BurgerFi International (Nasdaq: BFI, BFIIW)

Established in 2011, BurgerFi is among the nation's fastest-growing better burger concepts with approximately 120 BurgerFi restaurants domestically and internationally. The concept is chef-founded and is committed to serving fresh food of transparent quality. BurgerFi uses 100% American angus beef with no steroids, antibiotics, growth hormones, chemicals, or additives. BurgerFi's menu also includes high quality wagyu beef, antibiotic and cage-free chicken offerings, fresh, hand-cut sides and custard shakes and concretes. BurgerFi was named QSR Magazine's Breakout Brand of 2020, Fast Casual's 2021 #1 Brand of the Year, was named "Best Burger Joint" by Consumer Reports and fellow public interest organizations in the 2019 Chain Reaction Study, listed as a "Top Restaurant Brand to Watch" by Nation's Restaurant News in 2019 and is included in Inc. Magazine's Fastest Growing Private Companies List. To learn more about BurgerFi or to find a full list of locations, please visit www.burgerfi.com. Download the BurgerFi App on iOS or Android devices for rewards and 'Like' BurgerFi on Facebook or follow @BurgerFi on Instagram and Twitter.

BurgerFi® is a Registered Trademark of BurgerFi IP, LLC, a wholly-owned subsidiary of BurgerFi.

Investor Relations:

ICR

Lynne Collier
IR-BFI@icrinc.com

646-430-2216

Company Contact:
BurgerFi International Inc.
IR@burgerfi.com

Media Relations Contact:
Quinn PR
Laura Neroulias

LNeroulias@quinn.pr